Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-1

RUI Holdings Inc

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees Previously Paid	Equity	Class A ordinary shares, par value $0.0001 per share	(1)	457(o)	6,392,500	$1.00	$6,392,500.00		$882.80

Total Offering Amounts:							$6,392,500.00		882.80
Total Fees Previously Paid:									0.00
Total Fee Offsets:									882.80
Net Fee Due:									$0.00

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Offering Note(s)

(1)	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). Represents an aggregate of 6,392,500 Class A Ordinary Shares, consisting of (i) 300,000 Class A Ordinary Shares offered by the Company in the primary offering and (ii) 6,092,500 Class A Ordinary Shares offered for resale by the Selling Shareholders, in each case at a fixed price of $1.00 per Class A Ordinary Share.

In accordance with Rule 416, the Registrant is also registering an indeterminate number of additional ordinary shares that shall be issuable after the date hereof as a result of share splits, share dividends, or similar transactions.

Table 2: Fee Offset Claims and Sources

Line Item Type	Registrant or Filer Name	Notes	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)
Fee Offset Claims		(1)	F-1	333-296157	05/22/2026		$882.80				$	$
Fee Offset Sources	RUI Holdings Inc		F-1	333-296157		05/22/2026							3,176.30

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Explanation of the basis for claimed offset:

(1)	On May 22, 2026, the Company filed a Registration Statement on Form F-1 (Registration No. 333-296157) (the "Initial Filing"), registering 4,000,000 Class A Ordinary Shares in a primary offering with a maximum aggregate offering price not to exceed $23,000,000, intended to be sold on a firm commitment basis by the Company's underwriters and to be listed on the Nasdaq Capital Market, and paid a filing fee of $3,176.30 in connection therewith. Thereafter, the Company determined to restructure the offering as an offering of Class A Ordinary Shares at a fixed price of $1.00 per share on a self-underwritten, "best efforts," no minimum basis, and intends to apply to have the Class A Ordinary Shares quoted on the OTCQB market after the Registration Statement is declared effective. Pursuant to the recalculation procedure set forth in Instruction 2.A.iv of the Instructions to the Calculation of Filing Fee Tables and Related Disclosure on Form F-1, the Company has recalculated the filing fee due for the Registration Statement, as amended by this pre-effective amendment, and has claimed an offset of $882.80 pursuant to Rule 457(b) under the Securities Act as set forth in Table 2. The Company confirms that (i) this amendment is a pre-effective amendment, (ii) it has decreased the Class A Ordinary Shares registered for the primary offering from 4,000,000 to 300,000, and (iii) it has increased the Class A Ordinary Shares registered for resale by the Selling Shareholders from 0 to 6,092,500. The $882.80 offset corresponds to a portion of the fee the Company previously paid in connection with the Initial Filing; after giving effect to the offset claimed hereby, $2,293.50 of the previously paid filing fee remains available to offset future filing fees in accordance with Rule 457(b) under the Securities Act.